Exhibit 10(23)

[Letterhead of Sara Lee Corporation]

February 26, 2002

Mr. William Geoppinger
Chief Executive Officer
Sara Lee Foods
10151 Carver Road
Cincinnati, OH 45242

PERSONAL & CONFIDENTIAL

Dear Bill:

In recognition of your agreement to delay your planned retirement, Sara Lee is pleased to provide you with the special retirement arrangement described below. The terms of this agreement were approved by the Compensation and Employee Benefits Committee of the Sara Lee Corporation Board of Directors at its January 30, 2002 meeting.

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It is understood that you will continue your full-time, active employment status until December 31, 2002. Beginning on January 1, 2003 and ending on June 28, 2003, you will be available to Sara Lee, on a reasonable-time basis, in a consultative capacity to assist in various trade relations matters, including attendance at the following:

•	GMA Industry Affairs Meeting
•	Sara Lee Foods Retail Council Meeting
•	AMI Board of Directors Meeting and one Executive Committee Meeting

Your salary will be paid through December 31, 2002.

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You will be entitled to a full fiscal year 2003 bonus, as if you had been actively employed and had continued to receive your salary through June 28, 2003. Your fiscal year 2003 bonus will be based upon the actual performance results of the Sara Lee Foods group. Your Individual Standards of Performance for that year, if any, will be mutually agreed upon by you and Steve McMillan at the beginning of fiscal year 2003.

•	You will receive pension credit under the Sara Lee Corporation Supplemental Pension Plan as if you had been actively employed and received your salary through June 28, 2003.

Mr. William Geoppinger

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Any payout you are entitled to receive under the Sara Lee Corporation Fiscal Years 2001-2003 Long-Term Performance Incentive Plan will, for purposes of computing service under the Plan, assume that you were actively employed through June 28, 2003.

If you have any questions about the matter, please feel free to call me.

Sincerely,

/s/    Lee A. Chaden

LAC/d

c.    Steve McMillan
       Dan Ryan